As filed with the Securities and Exchange Commission on May 13, 2026
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
 ______________________________________________

AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
145 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Akamai Technologies, Inc. 2026 Employee Stock Purchase Plan
Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended
(Full Title of the Plan)
Aaron S. Ahola, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Akamai Technologies, Inc.
145 Broadway
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)

617-444-3000
(Telephone Number, Including Area Code, of Agent For Service)
 ______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of (i) registering 9,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), reserved and available for issuance under the Registrant’s 2026 Employee Stock Purchase Plan and (ii) registering the offer and sale of an additional 8,000,000 shares of Common Stock to be issued under the Registrant’s Second Amended and Restated 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-188989, 333-204208, 333-218537, 333-231704, 333-258583, 333-266689, 333-273809, 333-281386 and 333-289426 filed with the Securities and Exchange Commission on May 31, 2013, May 15, 2015, June 6, 2017, May 23, 2019, August 6, 2021, August 9, 2022, August 8, 2023, August 8, 2024, and August 8, 2025, respectively, relating to the 2013 Plan.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

a.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 20, 2026;

b.The information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025 from the definitive proxy statement on Schedule 14a (other than information furnished rather than filed) filed with the Commission on March 31, 2026;

c.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 8, 2026;

d.The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 17, 2026 and May 13, 2026; and

e.The description of the Registrant’s common stock incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 20, 2026.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware, or the DGCL, provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. The Registrant currently maintains insurance policies under which, subject to the limitations of the policies, its directors and officers are insured against liability for actions taken in their capacity as directors and officers.

As permitted under Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of such director’s fiduciary duty as a director, except for liability(a) for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) of a director under Section 174 of the DGCL, (d) for any transaction from which the director or Officer derives an improper personal benefit or (e) of an Officer in any action by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or Officers, then the liability of a director or Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Registrant’s certificate of incorporation further provides that any amendment, repeal or modification of the provision in the Registrant’s certificate of incorporation limiting a director’s liability, either by the Registrant’s stockholders or an amendment to the DGCL, will not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

The Registrant’s certificate of incorporation provide that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was, or has agreed to become, the Registrant’s director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Akamai Technologies, Inc. (including all amendments thereto) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2026)

4.2	Amended and Restated By-Laws of Akamai Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 13, 2026)

4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s registration statement on Form S-1/A, filed with the Commission on October 13, 1999)

4.4
Description of Registrant’s Securities Registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 20, 2026)

5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Akamai Technologies, Inc. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2026)

99.2
Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 13, 2026)

107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 13th day of May, 2026.

AKAMAI TECHNOLOGIES, INC.
By:	/s/ Aaron S. Ahola
Aaron S. Ahola
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint F. Thomson Leighton, Edward McGowan and Aaron Ahola, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ F. Thomson Leighton	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2026
F. Thomson Leighton

/s/ Edward McGowan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 13, 2026
Edward McGowan

/s/ Laura Howell	Chief Accounting Officer (Principal Accounting Officer)	May 13, 2026
Laura Howell

/s/ Janaki Akella	Director	May 13, 2026
Janaki Akella

/s/ Sharon Y. Bowen	Director	May 13, 2026
Sharon Y. Bowen

/s/ Marianne C. Brown	Director	May 13, 2026
Marianne C. Brown

/s/ Bas Burger	Director	May 13, 2026
Bas Burger

/s/ Daniel R. Hesse	Director	May 13, 2026
Daniel R. Hesse

/s/ Peter T. Killalea	Director	May 13, 2026
Peter T. Killalea

/s/ Jonathan F. Miller	Director	May 13, 2026
Jonathan F. Miller

/s/ Madhu Ranganathan	Director	May 13, 2026
Madhu Ranganathan